UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2016

Amedica Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South Salt Lake City, UT	84,119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of Amedica Corporation (the “Company”) was held on May 26, 2016. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below.

Proposal No. 1: The election of two Class II directors to hold office for a three-year term expiring at the annual meeting of stockholders to be held in 2019 or until their respective successors are elected and qualified:

Name of Director	For	Withheld	Broker Non-vote
David W. Truetzel	2,243,723	681,439	4,558,324
Eric Stookey	2,043,436	881,726	4,558,324

Proposal No. 2: A proposal to approve an amendment to the Company’s 2012 Equity Incentive Plan increasing the number of shares authorized for awards under the plan by 800,000 to a total of 1,142,425 shares. This proposal was approved.

For	Against	Abstain	Broker Non-vote
1,632,955	1,264,851	27,356	4,558,324

Proposal No. 3: A proposal to ratify the appointment of Mantyla McReynolds LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2016. This proposal was ratified.

For	Against	Abstain	Broker Non-vote
7,038,096	386,906	58,484	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date: May 27, 2016	/s/ Ty Lombardi
Ty Lombardi Chief Financial Officer